SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                               THE CIT GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X|  No fee required.
   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1)  Title of each class of securities to which transaction applies:
                                       .
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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   |_|  Fee paid previously with preliminary materials:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Dated                                                             Filed:


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                       INFORMATION CONCERNING PARTICIPANTS

      The CIT Group, Inc. (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's stockholders to approve the proposed merger transaction between the Company and Tyco International Ltd. ("Tyco"), a Bermuda company. The participants in this solicitation may include the directors of the Company.
As of February 15, 2001, none of the directors of the Company individually beneficially owned in excess of 1% of the Company's outstanding common stock. Additional information about the directors of the Company is included in the Company's proxy statement for its 2000 Annual Meeting of Stockholders dated March 30, 2000. Information will also be included in a proxy statement/prospectus to be filed by the Company and Tyco in connection with the proposed merger. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov) or by contacting the Investor Relations Department, The CIT Group, Inc., 650 CIT Drive, Livingston, New Jersey 07039, telephone: (888) 857-9598


INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE PROPOSED TRANSACTION.


The following is a press release issued by the Company and Tyco on March 13, 2001:

TYCO INTERNATIONAL TO ACQUIRE THE CIT GROUP
--Acquisition Will Have Immediate Positive Impact on Earnings; Highly Attractive Benefits Accrue to Both Companies --;
--Expands Tyco's Organic Growth Opportunities; Enhances Company's Ability To Reduce Working Capital, Increase Cash Flow --

PEMBROKE, Bermuda and NEW YORK, March 13, 2001:  Tyco International Ltd.
(NYSE: TYC) (LSE: TYI) (BSX: TYC), a diversified manufacturing and service company, and The CIT Group, Inc. (NYSE: CIT) (TSE: CIT.U, and Exchangeable Shares - TSE: CGX.U), the largest independent commercial finance company, today announced that they have entered into a definitive agreement pursuant to which Tyco will acquire CIT in a tax-free stock-for-stock exchange.

      CIT shareholders will receive 0.6907 Tyco shares for each share of CIT. The transaction is valued at $35.02 per share to the CIT shareholders, or approximately $9.2 billion, based on Tyco's March 12, 2001 closing price on the New York Stock Exchange of $50.70 per share. The transaction will be immediately accretive to Tyco earnings. Tyco has entered into a purchase agreement with The Dai-Ichi Kangyo Bank, Limited for their approximately 71 million shares of CIT (which constitutes approximately 27% of the outstanding shares) at a price of $35.02, in cash, per CIT share.

      "For years, our operating managers have advocated creating a financing capability within Tyco to support the growth of our businesses," said L. Dennis Kozlowski, Tyco's Chairman and Chief Executive Officer. "After evaluating several paths to this goal, including developing a financing capability in-house, we concluded that acquiring CIT gives us a faster, more efficient and more robust solution at lower risk than anything we might have done internally or through joint-venture or other approaches. Putting in place a fully established leader in the commercial finance industry is the ideal platform for us to fulfill this need.

      "CIT is a very attractive growth company in its own right and will be its own profit center. It is also an ideal fit for Tyco and will add great value to our businesses as part of a total package we can offer customers," continued Mr. Kozlowski. "CIT has a strong credit culture, an excellent customer base, and a broad range of services that match up well with the full range of our financing opportunities. This acquisition will enable us to capitalize on significant organic growth opportunities within CIT and in each of our businesses. CIT will enable us


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to deliver better working capital management to enhance our already strong cash flow and financial leverage to greatly increase Tyco's capital efficiency. Further, it will give us the ability to meet the current and emerging financing needs of our customers, solidify customer relationships by enabling us to move toward lifetime customer management in several Tyco units, and create a platform for future growth and opportunity. In all, we expect this transaction to result in enhanced levels of organic growth, recurring revenue, stable profitability, and competitiveness across the entire Tyco enterprise.

      "The CIT acquisition is a cornerstone transaction consistent with significant past acquisitions of premier franchises such as Kendall, Sherwood, Davis & Geck, US Surgical, Mallinckrodt, Grinnell, Keystone, ADT, AMP, and Raychem," added Mr. Kozlowski. "In each case, we expanded the Tyco model to include an adjacent business and we built that business into a world leader in its respective market. We expect that the acquisition of CIT will provide similar ongoing positive benefits to the shareholders and customers of CIT and Tyco."

      Albert R. Gamper, Jr., Chairman, President, and CEO of CIT said, "This transaction provides exceptional value for our shareholders and allows CIT shareholders to participate in the future growth of Tyco. Like Tyco, we have leadership positions in key industry sectors, a highly diversified revenue stream, and strong operating platforms. The combination of our diversified product offering and customer base with Tyco's financing opportunities, growth prospects, and detailed industry knowledge enhances our competitiveness and access to capital. CIT will continue to access funding markets independently and maintain its strong credit ratings. That's why our Board and management team are very excited by the opportunities the combination with Tyco presents for both companies, our investors, and our customers." Mr. Gamper will remain with Tyco as CEO and President of CIT, and will join Tyco's Board of Directors.

   Accelerating Organic Growth

      Tyco envisions utilizing CIT's financial capabilities across the full breadth of its operations:

      "Strong drivers for the demand of water and wastewater systems throughout the world, from Clean Water Act compliance in the U.S., to aging systems in Europe, to infrastructure development in Asia and South America, coupled with a shift from public to privately financed systems is creating an enormous market for companies with the ability to design, build, finance and operate these systems in an integrated model," said Diane Creel, President of Tyco's Earth Tech division. "Today, we are a world leader in this industry, but we have been constrained in our ability to provide prospective customers with a complete package that includes financing. Access to this resource through CIT will create a compelling growth story through our ability to capture additional water project market opportunities."

      Neil Garvey, President of TyCom, said, "The strong demand outlook for undersea bandwidth continues to exceed our expectations and forecasts. TyCom is the undisputed leader in providing undersea fiber optic networks to help meet this demand. As our business model has shifted to include bandwidth sales, our ability to offer financing will be a significant competitive advantage. Along with these bandwidth sales, as our TyCom Global Network is constructed as a global undersea backbone, the need for regional feeder systems will accelerate. Evidence our contracts with C2C, Bezeq, and DishNet DSL, all signed during the past 6 months. The capability to provide turn-key solutions, including project financing, for these regional feeder networks will be a key driver of the growth of our third-party systems business."

      "The ability to couple our product offering with financing and promote long-term customer affiliations will significantly enhance our growth prospects," said Juergen Gromer, President of Tyco Electronics. "This customer relationship creates possibilities for product upgrades and replacements in areas such as our Tyco Power Systems and M/A-COM business."

      Mike Snyder, President of Tyco's ADT Security business said, "The ability to offer on-the-spot financing or leasing options to both qualified commercial and residential customers creates an opportunity to leverage the relationship with our over 3 million customers in the U.S. For example, the services offered by CIT's Vendor Technology Financing operation provide us an excellent life cycle management tool, giving us the ability to harvest our loyal customer base with systems enhancements and upgrades as security technology evolves as well as offering a variety of other financial products."

      The transaction, which will be accounted for as a purchase, is contingent upon customary regulatory review and approval by CIT shareholders. The Boards of Directors of both companies have approved the transaction,


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which is expected to be tax-free for the shareholders of CIT. Under the terms of the agreement, CIT's shareholders will receive Tyco stock in a fixed exchange ratio of 0.6907 for each share of CIT.

   Conference Call

      L. Dennis Kozlowski and Albert Gamper, Jr. will be discussing the merger on a conference call today at 8:30 am EST. The toll-free phone number for U.S. callers is 800-288-8975. The number for international callers is 612-332-0725. The call will also be webcast at the following site: investors.tycoint.com/medialist.cfm .

   About CIT

      CIT is a leading, global source of financing and leasing capital for companies in more than 30 industries. Managing more than $50 billion in assets across a diversified portfolio, CIT is the trusted financial engine empowering many of today's industry leaders and emerging businesses, offering vendor, equipment, commercial, factoring, consumer and structured financing capabilities. Founded in 1908, CIT operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim. For more information on CIT, visit the Web site at www.cit.com .

   About Tyco International

      Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services, and the world's largest manufacturer of flow control valves. Tyco also holds strong leadership positions in disposable medical products, diagnostic imaging, bulk pharmaceuticals, wound closure, plastics and adhesives. Tyco operates in more than 100 countries and has expected fiscal 2001 sales of $37 billion.

   Forward-Looking Information

      This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in this release include statements addressing future financial and operating results and the timing and benefits of the acquisition.

      The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to obtain, or meet conditions imposed for, governmental approvals for Tyco's acquisition of CIT; failure of the CIT shareholders to adopt the agreement providing for Tyco's acquisition of CIT; the risk that the businesses of Tyco and CIT will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affecting Tyco's and CIT's businesses generally.

      Detailed information about factors pertinent to the business of each Tyco and CIT that could cause actual results to differ is set forth in Tyco's and CIT's filings with the Securities and Exchange Commission, including Tyco's Annual Report on Form 10-K, for the fiscal year ended September 30, 2000, CIT's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and their most recent Quarterly Reports on Form 10-Q. Tyco and CIT are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

      Investors and security holders are advised to read the proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Tyco International Ltd. and the CIT Group, Inc. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Tyco and CIT at the Commission's web site at www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Tyco or from CIT by directing such request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel: 441-292-8674; or to CIT Group, Inc., 650 CIT Drive, Livingston, NJ 07039. tel: 973-535-5911.

      CIT and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of CIT shareholders to adopt the agreement providing for Tyco's acquisition of CIT. The participants in this solicitation may include the directors and executive officers of CIT, who may have an interest in the transaction


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including as a result of holding shares or options of CIT. A detailed list of the names and interests of CIT's directors and executive officers is contained in CIT's Proxy Statement for its 1999 Annual Meeting, which may be obtained without charge at the Commission's web site at www.sec.gov.

   CONTACTS:

   Tyco International

Investor Relations                   Media Relations
Jack Blackstock                      Maryanne Kane
Senior Vice President                Corporate Press Relations
Tyco International (US) Inc.         Tyco International (US) Inc.
212-424-1344                         508-747-0800

   CIT Group, Inc.

James J. Egan, Jr.
The CIT Group, Inc.
Executive Vice President
Investor Relations
973-535-5911